UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

HEALTH MANAGEMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

5811 Pelican Bay Boulevard, Suite 500, Naples Florida 34108-2710

(Address of principal executive offices, including zip code)

(239) 598-3131

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 8, 2014, Health Management Associates, Inc. (“HMA”) held a special meeting of stockholders in connection with the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated July 29, 2013, as amended thereafter between HMA, Community Health Systems, Inc. (“CHS”) and FWCT-2 Acquisition Corporation, a wholly owned subsidiary of CHS. At the special meeting, the HMA stockholders (1) approved the adoption of the Merger Agreement, (2) approved, on a non-binding advisory basis, compensation that may be paid or become payable to HMA’s named executive officers that is based on or otherwise relates to the merger (the “Golden Parachute Compensation”), and (3) approved the adjournment of the HMA special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve proposal 1.

Of the 264,495,187 shares of HMA common stock outstanding as of the record date, November 22, 2013, shares were represented at the special meeting. The independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Approval of the adoption of the Merger Agreement.

Votes For	Votes Against	Abstentions
216,027,614	891,974	1,886,540

Proposal 2: Approval, on a non-binding, advisory basis, of the Golden Parachute Compensation.

Votes For	Votes Against	Abstentions
213,986,149	3,052,814	1,767,165

Proposal 3: Approval of any adjournment of the special meeting if necessary to solicit additional proxies in favor of the Merger Agreement proposal.

Votes For	Votes Against	Abstentions
204,193,174	13,393,810	1,219,144

Item 8.01	Other Events.

On January 8, 2014, CHS and HMA issued a joint press release announcing that the shareholders of HMA have approved the merger agreement. A copy of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated January 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: January 8, 2014	By:	/s/ Steven E. Clifton
Name: Steven E. Clifton
Title: Senior Vice President and General Counsel